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Exhibit 5.3

[Letterhead of Freshfields Bruckhaus Deringer]

Carnival plc
Carnival House
5 Gainsford Street
London
SE1 2NE

July 7 2003

Dear Sirs

Registration Statement on Form S-3/F-3

Introduction

        1.    In connection with the registration statement (the Registration Statement) on Form S-3/F-3 of Carnival Corporation, a corporation organized under the laws of the Republic of Panama (Carnival Corporation), Carnival plc, a public limited company incorporated under the laws of England and Wales (the Company), and P&O Princess Cruises International Limited, a private company limited by shares incorporated under the laws of England and Wales (POPCIL), under the Securities Act of 1933 (the Securities Act), we have been requested to render our opinion on certain matters in connection with the Registration Statement. The Registration Statement relates to the registration under the Securities Act of: (i) Carnival Corporation's senior debt securities (Senior Debt Securities) and subordinated debt securities (Subordinated Debt Securities and, together with the Senior Debt Securities, the Debt Securities), consisting of notes, debentures and/or other evidences of indebtedness denominated in United States dollars or any other currency, (ii) Carnival Corporation's Warrants, (iii) shares of Common Stock (including shares to be issued upon conversion of the Debt Securities) of Carnival Corporation, par value $0.01 per share (the Carnival Corporation Common Stock), and (iv) shares of Preferred Stock (including shares to be issued upon conversion of the Debt Securities) of Carnival Corporation, par value $0.01 per share, (v) trust shares of beneficial interest in the Trust (Trust Shares), which Trust Shares are paired with the shares of Carnival Corporation Common Stock on a one-for-one basis which represent a beneficial interest in a special voting share of the Company, (vi) a guarantee by the Company of Carnival Corporation's contractual monetary obligations under the some or all of the Debt Securities pursuant to the Carnival plc Deed of Guarantee between Carnival Corporation and the Company, dated as of April 17, 2003 (the Company's Guarantee), and (vii) a guarantee by POPCIL of Carnival Corporation's indebtedness and related obligations under some or all of the Debt Securities pursuant to the P&O Princess Cruises International Limited Deed of Guarantee among Carnival Corporation, the Company and POPCIL, dated as of June 19, 2003 (the POPCIL Guarantee).

        2.    We are acting as English legal advisers to the Company for the purposes of giving this opinion. In so acting, we have examined the following documents:

    (a)
    the Registration Statement to be filed under the Act;

    (b)
    copies of the Company's Guarantee and the POPCIL Guarantee (together the Guarantees);

    (c)
    a copy of the current Memorandum and Articles of Association of the Company in force as at 17 April 2003 and a copy of the current Memorandum and Articles of Association of POPCIL in force as at 19 March 2001;

    (d)
    a copy of the Company's Certificate of Incorporation dated 19 July 2000 and a copy of POPCIL's Certificate of Incorporation dated 5 June 2000, each issued by the Registrar of Companies of England and Wales;

    (e)
    searches carried out on 7 July 2003 (carried out by us or by ICC Information Ltd. on our behalf) of the public documents of each of the Company and POPCIL kept at the Registrar of Companies of England and Wales (the Company Searches);

    (f)
    an extract of minutes of a meeting of the Board of directors of the Company held on 11 March 2003 authorising the issue and allotment of the Special Voting Shares to Carnival Corporation;

    (g)
    a certified copy of the register of members of the Company and a certified copy of the register of members of the Cayman Islands overseas branch register of members of the Company, in each case in respect of the Special Voting Share; and

    (h)
    certificates issued to us by the Company Secretary of each of the Company and POPCIL dated 7 July 2003 (certifying to us that, amongst other matters, the execution, delivery and performance of the Guarantees by both the Company and POPCIL, as applicable, was properly approved by the boards of directors of the Company and POPCIL, as applicable and that the Special Voting Share of 1 pound sterling in the capital of the Company (the Special Voting Share) has been duly authorised, validly issued and is fully paid and non-assessable), and relied upon the statements as to factual matters contained in or made pursuant to each of the above mentioned documents.

Assumptions

        3.    In considering the above documents and rendering this opinion we have with your consent and without any further enquiry assumed:

    (a)
    the genuineness of all signatures on, and the authenticity and completeness of, all documents submitted to us whether as originals or copies;

    (b)
    the conformity to originals of all documents supplied to us as photocopies or facsimile copies;

    (c)
    that where a document has been examined by us in draft or specimen form, it will be or has been executed in the form of that draft or specimen;

    (d)
    that each of the statements contained in the certificates of the Company Secretary of each of the Company and of POPCIL dated 7 July 2003 is true and correct as at the date hereof;

    (e)
    that each of the Guarantees has been duly authorised, executed and delivered in accordance with all applicable laws (other than, in the case of the Company and POPCIL, as applicable, the laws of England);

    (f)
    that each of the Guarantees constitutes or will constitute (as applicable) legal, valid and binding obligations of each of the parties thereto enforceable under all applicable laws including the laws of the State of New York and the laws of the Isle of Man by which they are expressed to be governed (other than in the case of the Company and POPCIL, the laws of England);

    (g)
    that each of the Guarantees has been or will be (as applicable) entered into for bona fide commercial reasons and on arms length terms by each of the parties thereto;

    (h)
    that each of the Guarantees has not been amended and has been and/or will be performed in accordance with its terms;

    (i)
    that the directors of the Company and POPCIL in authorising execution of the relevant Guarantees have exercised their powers in accordance with their duties under all applicable laws and the Memorandum and Articles of Association of the Company or POPCIL (as appropriate);

    (j)
    that the information revealed by the Company Searches was accurate in all respects and has not since the time of such search been altered;

    (k)
    that the information revealed by our oral enquiries on 7 July 2003 of the Central Registry of Winding up Petitions (the Winding up Enquiries) was accurate in all respects and has not since the time of such enquiry been altered;

    (m)
    that each of the Guarantees has been delivered by the Company and POPCIL (as applicable) and are not subject to any escrow or other similar arrangement; and

    (n)
    the meeting of the board of directors of the Company to authorise the issue and allotment of the Special Voting Share was proper convened, quorate and properly held and the extract of the minutes of that meeting referred to in 2(f) above is a true and accurate description of the resolution passed at that meeting and the resolution remains in force and has not been revoked or amended.

Opinion

        4.    Based and relying solely upon the foregoing and the matters set out in paragraphs 5 and 6 below and any matters not disclosed to us, we are of the opinion that:

    (a)
    each of the Company and POPCIL has been duly incorporated in Great Britain and registered in England and Wales, in the case of the Company, as a public limited company and, in the case of POPCIL, as a private limited company and the Company Searches revealed no order for the winding up of the Company or POPCIL and revealed no notice of appointment in respect of the Company or POPCIL of a liquidator, receiver, administrative receiver or administrator and our Winding up Enquiries have confirmed that no petition for the winding up of the Company or POPCIL has been presented within the period of six months covered by such enquiries;

    (b)
    the Company had the corporate power and capacity (which has not been revoked) to enter into and perform its obligations under the Company's Guarantee and the execution and performance of the Company's Guarantee has been duly authorised by all necessary corporate action on the part of the Company and the execution and performance of the Company's Guarantee does not violate the Memorandum and Articles of Association or any other relevant organizational documents of the Company or the laws of England and Wales applicable thereto;

    (c)
    POPCIL had the corporate power and capacity (which has not been revoked) to enter into and perform its obligations under the POPCIL Guarantee and the execution and performance of the POPCIL Guarantee has been duly authorised by all necessary corporate action on the part of POPCIL and the execution and performance of the POPCIL Guarantee does not violate the Memorandum and Articles of Association or any other relevant organizational documents of POPCIL or the laws of England and Wales applicable thereto; and

    (d)
    the Special Voting Share has been duly authorized and validly issued and is fully paid and non-assessable.

        For the purposes of the opinion, we have assumed that the term "non-assessable" in relation to the Special Voting Share means under English law that the holder of such share, in respect of which all amounts due on such share as to the nominal amount and any premium thereon have been fully paid, will be under no further obligation to contribute to the liabilities of the Company solely in its capacity as holder of such share.

Qualifications

        5.    Our opinion is subject to the following qualifications:

    (a)
    the Company Searches are not capable of revealing conclusively whether or not:

    (i)
    a winding up order has been made or a resolution passed for the winding up of a company; or

    (ii)
    an administration order has been made; or

    (iii)
    a receiver, administrative receiver, administrator or liquidator has been appointed,

      since notice of these matters may not be filed with the Registrar of Companies immediately and, when filed, may not be entered on the public database or recorded on the public microfiches of the relevant company immediately.

      In addition, the Company Searches are not capable of revealing, prior to the making of the relevant order, whether or not a winding up petition or a petition for an administration order has been presented;

    (b)
    the Winding up Enquiries relate only to a compulsory winding up and are not capable of revealing conclusively whether or not a winding up petition in respect of a compulsory winding up has been presented, since details of the petition may not have been entered on the records of the Central Registry of Winding up Petitions immediately or, in the case of a petition presented to a County Court, may not have been notified to the Central Registry and entered on such records at all, and the response to an enquiry only relates to the period of approximately four years prior to the date when the enquiry was made; and

    (c)
    this opinion is subject to all applicable laws relating to insolvency, bankruptcy, administration, reorganisation, liquidation or analogous circumstances.

Observations

        6.    We should also like to make the following observations:

    (a)
    it should be understood that we have not been responsible for investigating or verifying the accuracy of the facts, including the statements of foreign law, or the reasonableness of any statement or opinion or intention contained in or relevant to any document referred to herein, or that no material facts have been omitted therefrom; and

    (b)
    it should be understood that we have not been responsible for investigating or verifying the accuracy of the facts, including statements of foreign law, or the reasonableness of any statement of opinion or intention, contained in or relevant to any document referred to herein, or that no material facts have been omitted therefrom.

        7.    This opinion is limited to English law as currently applied by the English courts and is given on the basis that it will be governed by and construed in accordance with current English law. Accordingly, we express no opinion with regard to any system of law other than the law of England as currently applied by the English courts.

        8.    We hereby consent to the use of our name in the Registration Statement and to the filing of this opinion as Exhibit 5.3 to the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required by the Act or by the rules and regulations promulgated thereunder.

        9.    This opinion is given to you for your benefit and for the purposes of the Registration Statement to be filed under the Act.

Yours faithfully

/s/ Freshfields Bruckhaus Deringer

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  Exhibit 5.3
[Letterhead of Freshfields Bruckhaus Deringer]
Registration Statement on Form S-3/F-3